Exhibit 99.1

Mesa Air Group Announces First Quarter Fiscal Year 2019 Results

February 4, 2019

PHOENIX, Feb. 4, 2019 (GLOBE NEWSWIRE) -- Mesa Air Group, Inc. (NASDAQ: MESA) today reported first quarter Fiscal Year 2019 financial and operating results.

Highlights for First Quarter Fiscal Year 2019 (ending December 31, 2018)

•	Net Income of $19.1 million or $0.55 per diluted share
•	Pre-tax income of $25.0 million compared to $0.8 million for Q1 FY 2018
•	Block hours up 17.7% compared to Q1 FY ’18
•	Revenue up by 8.2% compared to Q1 FY ‘18

Mesa’s Q1 2019 results reflect net income of $19.1 million, or $0.55 per diluted share, compared to net income of $22.6 million (which included a $22.4 million favorable tax adjustment related to the Tax Cuts and Jobs Act), or $0.96 per diluted share (pre-IPO) for Q1 2018.  Excluding special items adjusted net income1 was $19.1 million for Q1 2019 compared to $0.2 million for Q1 2018. Mesa’s Q1 2019 income before taxes was $25.0 million, compared to $0.8 million for Q1 2018.  In addition, Mesa’s EBITDA1 for Q1 2019 was $58.2 million, compared to $30.9 million in Q1 2018 and EBITDAR1 was $72.3 million, compared to $49.2 million in Q1 2018.

Mesa operated 115,000 block hours during Q1 2019, an increase of 17.7% from Q1 2018 of 97,705 and an increase of 2.2% from Q4 2018 of 102,939. Operationally we ran a 98.0% total completion factor and a 99.5% adjusted completion factor which excludes weather and other uncontrollable cancellations.

“We continue to work hard to successfully execute our plan of increased block hours, improved operational performance and profitability,” stated Jonathan Ornstein, Chairman and Chief Executive Officer. “Our pilot hiring remains strong and we continue to hire significantly above current attrition levels.  We appreciate the hard work and dedication of all of our employees, and their meaningful contributions to our improving operational capabilities.”

Mike Lotz, President and Chief Financial Officer continued, “On January 29, 2019 the company closed on a $91.2 million five-year term loan at LIBOR +3.1%. The proceeds were used to pay down existing debt at LIBOR +7.25% plus yield enhancement of 1.5%. We also signed a term sheet (subject to final approvals and documentation) with GECAS for the purchase of ten (10) leased CRJ-700 aircraft currently operating at United. Upon completion of the transaction we have reduced the number of leased aircraft with third parties to 18.”

[1]	See Reconciliation of non-GAAP financial measures

Outlook

The Company is providing the following guidance for the second quarter of FY 2019:

Fleet, Block Hours, Engine Expenses – Actual and Forecast for Q2 FY 2019 (unaudited)

	FY '18 Q2	FY '18 Q3	FY '18 Q4	FY '19 Q1	FY '19 Q2
	Qtr Ended	Qtr Ended	Qtr Ended	Qtr Ended	Qtr Ended
	Mar '18	Jun '18	Sep '18	Dec '18	Mar '19
Fleet Count	(Actual)	(Actual)	(Actual)	(Actual)	(Forecast)
E-175	58	58	60	60	60
CRJ-900	64	64	64	64	64
CRJ-700	20	20	20	20	20
CRJ-200	1	1	1	1	1
Total	143	143	145	145	145

Production
Block Hours	97,853	102,939	112,475	115,000	112,105
Block Hours per day per Aircraft	7.7	8.0	8.5	8.7	8.7

Non Pass-Through Engine Expense	$10.8	$8.5	$2.4	$2.6	$8.9

Reconciliation of non-GAAP financial measures

Although these financial statements are prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”), certain non-GAAP financial measures may provide investors with useful information regarding the underlying business trends and performance of Mesa’s ongoing operations and may be useful for period-over-period comparisons of such operations. The table below reflects supplemental financial data and reconciliations to GAAP financial statements for the three months ended December 31, 2018 and the three months ended December 31, 2017. Readers should consider these non-GAAP measures in addition to, not a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures exclude some, but not all items that may affect the Company’s net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies.

Reconciliation of GAAP versus Non-GAAP Disclosures (unaudited)

(In thousands, except for per diluted share)

	Three months ended December 31, 2018
	Income Before Taxes	Income Tax Expense	Net Income	Net Income per Diluted Share
Income	25,030	5,949	19,081	$0.55

Interest Expense	14,842
Interest Income	(156)
Depreciation and Amortization	18,491
EBITDA	58,207

Aircraft Rent	14,119
EBITDAR	72,326

Weighted-average Shares Outstanding

	Three months ended December 31, 2018
	Basic	Diluted
GAAP weighted-average common shares outstanding	23,903	34,821

(In thousands, except for per diluted share)

	Three months ended December 31, 2017
	Income	Income		Net
	Before Taxes	Tax Expense	Net Income	Income per Diluted
Income	835	(21,789)	22,624	$0.96
FY18 Adjustments (1)	0	22,438	(22,438)	$(0.95)
Non-GAAP Income	835	(649)	186	$0.01

Interest Expense	14,131
Interest Income	(9)
Depreciation and Amortization	15,932
EBITDA	30,889

Aircraft Rent	18,263
EBITDAR	49,152

Weighted-average Shares Outstanding

	Three months ended December 31, 2017
	Basic	Diluted
GAAP weighted-average common shares outstanding	11,294	23,559

Three months ended December 31, 2017 special items:

1)	Includes adjustment for tax benefit resulting from the Tax Cuts and Jobs Act enacted during Q1 2018. The Act reduces the corporate tax rate to 21 percent, effective January 1, 2018.

Mesa Air Group will host a conference call with analysts on Tuesday, February 5 at 10:00am EST/8:00am MST. The conference call number is 888-469-2054 (Passcode: Phoenix). The conference call can also be accessed live via the web by visiting https://edge.media-server.com/m6/p/3y279bbm. A recorded version will be available on Mesa’s website approximately two hours after the call for approximately 14 days.

About Mesa Air Group, Inc.

Headquartered in Phoenix, Arizona, Mesa Air Group is the commercial aviation holding company of Mesa Airlines, a regional air carrier providing scheduled passenger service to 125 cities in 41 states, the District of Columbia, Canada, Mexico, Cuba, and the Bahamas. As of January 31, 2019, Mesa operated a fleet of 145 aircraft with approximately 623 daily departures and 3,400 employees. Mesa operates all of its flights as either American Eagle or United Express flights pursuant to the terms of capacity purchase agreements entered into with American Airlines, Inc. and United Airlines, Inc.

Forward-Looking Statements

This news release contains forward looking statements, including, but not limited to, (i) the fleet and block hours forecast of Mesa for the second quarter of fiscal 2019, (ii) the major non pass-through engine overhaul expense forecast for the same fiscal periods, and (iii) the Company’s expectations regarding completing the purchase of ten additional GECAS leased aircraft by mid-year 2019. These forward-looking statements are based on Mesa’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in global, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond Mesa’s control. Any forward-looking statement in this release speaks only as of the date of this release. Mesa undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

MESA AIR GROUP, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended December 31,
	2018	2017
Operating revenues:
Contract revenue	$170,449	$154,389
Pass-through and other	7,707	10,295
Total operating revenues	178,156	164,684

Operating expenses:
Flight operations	53,245	49,160
Fuel	121	68
Maintenance	39,802	54,347
Aircraft rent	14,119	18,263
Aircraft and traffic servicing	934	961
General and administrative	12,214	10,930
Depreciation and amortization	18,491	15,932
Total operating expenses	138,926	149,661
Operating income	39,230	15,023

Other (expenses) income, net:
Interest expense	(14,842)	(14,131)
Interest income	156	9
Other income (expense)	486	(66)
Total other (expense), net	(14,200)	(14,188)

Income before taxes	25,030	835
Income tax expense (benefit)	5,949	(21,789)
Net income	$19,081	$22,624

Net income per share attributable to common shareholders
Basic	$0.80	$2.00
Diluted	$0.55	$0.96

Weighted-average common shares outstanding
Basic	23,903	11,294
Diluted	34,821	23,559

MESA AIR GROUP, INC.

Condensed Consolidated Balance Sheets

(In thousands) (Unaudited)

	December 31,	September 30,
	2018	2018
ASSETS
Current assets:
Cash and cash equivalents	$88,600	$103,311
Marketable Securities	14,974	19,921
Restricted cash	3,644	3,823
Receivables, net	6,015	14,290
Expendable parts and supplies, net	17,402	15,658
Prepaid expenses and other current assets	43,018	40,914
Total current assets	173,653	197,917

Property and equipment, net	1,247,784	1,250,829
Intangibles, net	10,889	11,341
Lease and equipment deposits	1,838	2,598
Other assets	9,798	9,703
Total assets	$1,443,962	$1,472,388

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$149,842	$155,170
Accounts payable	40,439	54,307
Accrued compensation	9,920	12,208
Other accrued expenses	31,017	29,696
Total current liabilities	231,218	251,381

Long-term debt, excluding current portion	727,839	760,177
Deferred credits	14,412	15,393
Deferred income taxes	45,750	39,797
Other noncurrent liabilities	29,584	31,173
Total noncurrent liabilities	817,585	846,540
Total liabilities	1,048,803	1,097,921

Stockholders' equity:
Common stock	236,294	234,683
Retained earnings	158,865	139,784
Total stockholders' equity	395,159	374,467
Total liabilities and stockholders' equity	$1,443,962	$1,472,388

Operating Highlights (unaudited)

	Three months ended December 31
	2018	2017	Change
Available Seat Miles - ASMs (thousands)	2,708,899	2,308,312	17.4%
Block Hours	115,000	97,705	17.7%
Departures	61,534	55,364	11.1%
Average Stage Length (miles)	578	548	5.5%
Passengers	3,620,115	3,311,007	9.3%

Source: Mesa Air Group, Inc.

Mesa Air Group, Inc.
Investor Relations
Brian Gillman
Investor.Relations@mesa-air.com
(602) 685-4010